$75,000,000

                            MIDLAND ENTERPRISES INC.

                ___% FIRST PREFERRED SHIP MORTGAGE BONDS DUE 2008


                             UNDERWRITING AGREEMENT



                                                           _______________, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Dear Sirs:

     Midland Enterprises Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") an aggregate of $75,000,000 in principal amount of its ___% First Preferred Ship Mortgage Bonds Due 2008 (the "Bonds"), subject to the terms and conditions set forth herein. The Bonds are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Bonds will be secured by a first preferred ship mortgage on the Vessels referred to in the Granting Clause of the Indenture (the "Vessels"), and by an assignment of charter hire on the Vessels. This Agreement, the Bonds and the Indenture are hereinafter sometimes referred to as the "Operative Documents." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including a prospectus, relating to the Bonds. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of the Bonds is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional ___% First Preferred Ship Mortgage Bonds Due 2008 (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") that are deemed to be incorporated by reference in the Registration Statement or the Prospectus.

     2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, an aggregate principal amount of $75,000,000 of Bonds at a purchase price equal to ___% of the principal amount thereof (the "Purchase Price").

     3. Terms of Public Offering. The Underwriter has advised the Company that the Underwriter proposes (i) to make a public offering of the Bonds as soon after the execution and delivery of this Agreement as is advisable in the judgment of the Underwriter, and (ii) initially to offer the Bonds upon the terms set forth in the Prospectus.

     4. Delivery and Payment. The Bonds shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as the Underwriter shall request no later than two business days prior to the Closing Date (as defined below). The Company shall deliver the Bonds, with any transfer taxes thereon duly paid by the Company, to the Underwriter through the facilities of The Depository Trust Company ("DTC"), for the account of the Underwriter, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Bonds shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date (as defined below), at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Bonds shall be 9:00 A.M., New York City time, on September __, 1998 or such other time on the same or such other date as the Underwriter and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date".

     The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and the Bonds shall be delivered at the Designated Office, all on the Closing Date.

     5. Agreements of the Company. The Company hereby agrees with the Underwriter as follows:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Bonds for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when such Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Underwriter two (2) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to the Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as the Underwriter may reasonably request.

          (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to the Underwriter, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised or to which the Underwriter shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by the Underwriter, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

          (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, to furnish in New York City to the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated by reference, as the Underwriter or dealer may reasonably request.

          (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriter and to any dealer as many copies thereof as the Underwriter or dealer may reasonably request.

          (f) Prior to any public offering of the Bonds, to cooperate with the Underwriter and its counsel in connection with the registration or qualification of the Bonds for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may request, to continue such registration or qualification in effect so long as required for distribution of the Bonds and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Bonds, in any jurisdiction in which it is not now so subject.

          (g) To mail and make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise the Underwriter in writing when such statement has been so made available.

         (h) So long as the Bonds are outstanding, (i) to mail and make generally available as soon as practicable, but not later than 120 days, after the end of each fiscal year to the record holders of the Bonds a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent public accountants and (ii) to mail and make generally available as soon as practicable, but not later than 45 days, after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (i) So long as the Bonds are outstanding, to furnish to the Underwriter as soon as available copies of all reports or other communications furnished to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as the Underwriter may reasonably request.

         (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Bonds under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriter and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Bonds to the Underwriter, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Bonds, (iv) all expenses in connection with the registration or qualification of the Bonds for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriter in connection with the review and clearance of the offering of the Bonds by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Bonds and all costs and expenses incident to the listing of the Bonds on any national securities exchanges and/or foreign securities exchanges, (vii) the cost of printing the Bonds, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Bonds, (x) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Bonds and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Bonds, other than (i) the Bonds, (ii) securities issued under the Existing Mortgage (as defined in the Indenture), (iii) commercial paper issued in the ordinary course of business and (iv) promissory notes issued for working capital purposes under the Company's existing bank credit facilities, without the prior written consent of the Underwriter.


          (l) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Bonds.

          (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Bonds.

          (n) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Bonds, to file a Rule 462(b) Registration Statement with the Commission registering the Bonds not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     6. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the

Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

          (d) Each of the Company and its subsidiaries has been duly formed, is validly existing and in good standing under the laws of its jurisdiction of formation and has the power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign organization authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (e) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, and all of such shares are owned beneficially and of record by Eastern Enterprises, an unincorporated voluntary association organized in Massachusetts.

          (f) The entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock or other ownership interests of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien").

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) The Indenture constitutes a first "preferred mortgage" on each of the Vessels under the Ship Mortgage Act, as amended, and the Bonds are validly secured by the Indenture in accordance with the terms thereof.

          (j) The Bonds have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Bonds have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Bonds will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the qualifications set forth in (i) and (ii) of Section 6(h) of this Agreement. On the Closing Date, the Bonds will conform as to legal matters to the description thereof contained in the Prospectus.

          (k) Neither the Company nor any of its subsidiaries is in violation of its respective charter documents or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound.

          (l) The execution, delivery and performance of this Agreement and the other Operative Documents, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective properties, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument (other than the Indenture) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

          (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective properties are or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

          (n) Neither the Company nor any of its subsidiaries has violated any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provision of the Foreign Corrupt Practices Act, as amended ("Corrupt Practices Act"), or the rules and regulations promulgated under such statutes, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (o) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law, regulation or code relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except for such violations that, singly or in the aggregate, would not have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization (as defined below), any related constraints on operating activities or any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (p) There is no (i) unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, or (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries, except in the case of both clauses (i) and (ii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect.

          (q) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.


          (r) The Company has good and marketable title to each of the Vessels, and all other real property and personal property described in the Prospectus as being owned by it (if any), free and clear of any Liens, other than the Liens established pursuant to or permitted by the Indenture. No party other than the Company and its subsidiaries has any right, option or first refusal to purchase or lease any of the Vessels.


          (s) Each of the Company and its subsidiaries, as applicable, carries insurance on the Vessels in such amounts and covering such risks as is customary for companies engaged in similar businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer that capital improvements or expenditures are necessary or required to be made in order to continue such insurance.

          (t) Arthur Andersen LLP is an independent public accountant with respect to the Company and its subsidiaries as required by the Act.

          (u) The consolidated, historical financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (v) The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the net proceeds thereof as described in the Prospectus, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Bonds registered pursuant to the Registration Statement.

          (x) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retention of any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company or any securities of the Company.

          (y) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any Material Adverse Effect or any development involving a prospective Material Adverse Effect, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

          (z) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 8 hereof, counsel to the Underwriter will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7. Indemnification.

          (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, its officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by such Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter if it failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the Underwriter in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material act contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with reference to information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter on the other hand from the offering of the Bonds or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Underwriter bear to the total price to investors of the Bonds, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriter exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     8. Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase the Bonds under this Agreement is subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission

          (c) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Bonds than that on which the Bonds were marketed.

          (d) The Underwriter shall have received on the Closing Date a certificate dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company, confirming the matters set forth in Sections 6(y), 8(a), 8(b) and 8(c) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

          (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(e)(i), 8(e)(ii) or 8(e)(iii), in the Underwriter's reasonable judgment, is material and adverse and, in the Underwriter's reasonable judgment, makes it impracticable to market the Bonds on the terms and in the manner contemplated in the Prospectus.

          (f) The Underwriter shall have received on the Closing Date an opinion (satisfactory to the Underwriter and its counsel), dated the Closing Date, of Ropes & Gray, counsel for the Company, to the effect that:

               (i) each of the Company and its subsidiary, Orgulf Transport Co. ("Orgulf"), has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

               (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Bonds.

               (iii) the Bonds have been duly executed, authorized authenticated, issued and delivered, are entitled to the benefits provided by the Indenture and constitute valid and binding obligations of the Company, enforceable in accordance with their terms except as
          (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
          (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (iv) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

               (v) the Indenture has been duly qualified under the TIA, has been duly authorized, executed and delivered by the Company and is a valid and binding instrument of the Company, enforceable in accordance with its terms subject to the qualifications set forth in (x) and (y) of clause (iii) above;

               (vi) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) the Charter Agreement (the "Charter Agreement"), dated as of September __, 1998 between the Company and Orgulf, and the Assignment, dated as of September __, 1998, between the Company and The Chase Manhattan Bank, as Trustee, together with the signed Consent and Agreement ("Consent and Assignment") with respect thereto of Orgulf have each been duly authorized, executed and delivered by each of the respective parties thereto and constitute valid and binding instruments, enforceable in accordance with their respective terms. Such conclusion may be subject to the qualifications set forth in (x) and (y) of clause (iii) above;

               (ix) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending or threatened before or contemplated by the Commission;

               (x) the statements under the captions "Description of The Bonds" and "Underwriting" in the Prospectus, and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

               (xi) the Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (xii) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial or statistical data included therein as to which no opinion need be expressed) comply as to form in all material respects with the Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering its opinion, Ropes & Gray will not pass upon the security afforded by the Indenture and may rely as to such matters and all matters governed by admiralty law upon the opinion of Thompson Coburn referred to below. The opinion of Ropes & Gray shall be rendered to the Underwriter at the request of the Company and shall so state therein. In giving such opinion with respect to the matters covered by Section 8(f)(xii), Ropes & Gray may state that its opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated therein by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification except as specified.

          (g) The Underwriter shall have received on the Closing Date an opinion (satisfactory to the Underwriter and its counsel), dated the Closing Date, of Thomas J. Schmidt, Esq., General Counsel and Secretary to the Company, to the effect that:

               (i) each of the Company and its subsidiaries has been duly formed, is validly existing and in good standing under the laws of its jurisdiction of formation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

               (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign organization authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, and all such shares are owned beneficially and of record by Eastern Enterprises, an unincorporated voluntary association organized in Massachusetts;

               (iv) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any Lien;

               (v) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Bonds. The Bonds have been duly executed, authorized authenticated, issued and delivered, are entitled to the benefits provided by the Indenture and constitute valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (vi) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly authorized, executed and delivered and is a valid and binding instrument, enforceable in accordance with its terms subject to the qualifications set forth in (x) and (y) of clause
          (v) above;

               (vii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

               (viii) The Charter Agreement (the "Charter Agreement"), dated as of September __, 1998 between the Company and Orgulf and the Assignment, dated as of September __, 1998, between the Company and The Chase Manhattan Bank, as Trustee, together with the signed Consent and Agreement ("Consent and Assignment") with respect thereto of Orgulf have each been duly authorized, executed and delivered by each of the respective parties thereto and constitute valid and binding instruments, enforceable in accordance with their respective terms. Such conclusion may be subject to the qualifications set forth in (x) and (y) of clause (v) above;

               (ix) the statements under the caption "Description of The Bonds" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

               (x) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

               (xi) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states as to applicability of which I express no opinion), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined above) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

               (xii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective properties is or could be subject, that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and are not so described or filed;

               (xiii) neither the Company nor any of its subsidiaries has violated any Environmental Law, or any provisions of ERISA or the

          Corrupt Practices Act or the rules and regulations promulgated under such statutes, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect;

               (xiv) each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

               (xv) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Bonds registered pursuant to any Registration Statement; and

               (xvi) (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial or statistical data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act), (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial or statistical data included therein as to which no opinion need be expressed) comply as to form with the Act, (C) such counsel has no reason to believe that at the time the Registration

          Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial and statistical data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering his opinion, Thomas J. Schmidt, Esq. may rely upon the opinion of Ropes & Gray as to all matters governed by Massachusetts law. The opinion of Thomas J. Schmidt, Esq. shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (h) The Underwriter shall have received on the Closing Date an opinion (satisfactory to the Underwriter and its counsel), dated the Closing Date, of Thompson Coburn, special admiralty counsel for the Company, to the effect that:

               (i) The Company has good and marketable title to each of the Vessels referred to in the granting clause of the Indenture ("Vessels") and each of the Vessels is a "vessel of the United States", as defined in Chapter 313 of Title 46 of the United States Code, as amended (the "Ship Mortgage Act"), duly and lawfully documented under the laws of the United States in the name of the Company. The Company and its subsidiary, Orgulf, are each citizens of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended.

               (ii) The Indenture has been duly authorized, executed and delivered, and constitutes a valid and binding instrument in accordance with its terms; the Indenture is a "preferred mortgage" as defined in the Ship Mortgage Act, as amended, has been duly executed and delivered as such by duly authorized officers of the Company and was duly filed at ____ o'clock A.M. and recorded on the Closing Date in the Office of the U.S. Coast Guard National Vessel Documentation Center in Falling Waters, West Virginia in Book _____ at page ___.

               (iii) The Indenture constitutes a "preferred mortgage" lien on each of the Vessels under the Ship Mortgage Act having the effect and with the priority provided for by said Act, and the Bonds are validly secured by the

          Indenture in accordance with the terms thereof. Such conclusions may be subject to qualification with respect to the effect of certain laws and judicial decisions upon the remedies provided in the Indenture, which will not materially interfere with the practical realization of the benefits of the security provided by such Indenture, and to the further qualifications set forth in (x) and (y) of Section 8(f)(iii) above;

               (iv) Original jurisdiction of a suit to foreclose the Indenture rests in the District Courts of the United States and may be enforced in such courts by a suit in admiralty; such jurisdiction is exclusive of the courts of the States to enforce the preferred mortgage lien of the Indenture in a civil action in rem for a vessel documented under the laws of the United States;

               (v) The Charter Agreement and the Assignment, together with the Consent and Agreement with respect thereto of Orgulf have each been duly authorized, executed and delivered by each of the respective parties thereto and constitute valid and binding instruments, enforceable in accordance with their respective terms. Such conclusion may be subject to qualification with respect to the effect of certain laws and judicial decisions upon the remedies provided in such Charter Agreement and Assignment, which will not materially interfere with the practical realization of the benefits of the security provided by such Charter Agreement and Assignment, and to the further qualifications set forth in (x) and (y) of Section 8(f)(iii) above;

               (vi) No consent or approval of or filing or recording with any federal, state or local governmental regulatory authority with respect to maritime matters (except as described in (ii) above) is required as a condition precedent to the validity or enforceability of the Bonds, the Indenture, the Charter Agreement, the Assignment or the Consent and Agreement in accordance with the respective terms thereof; and

               (vii) Assuming the Bonds have been duly executed, authenticated, issued and delivered, they constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

          In rendering its opinion Thompson Coburn may rely upon the opinion of Ropes & Gray as to all matters governed by Massachusetts law and may rely upon the opinion of Thomas J. Schmidt, Esq. as to corporate procedures and requirements relating to the due authorization, execution and delivery of the Indenture, the Bonds, the Charter Agreement, the Assignment, and the Consent and Agreement. The opinion of Thompson Coburn shall be rendered to the Underwriter at the request of the Company and shall so state therein.

               (i) The Underwriter shall have received on the Closing Date an opinion, dated the Closing Date, of Choate, Hall & Stewart, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter. In rendering such opinion, Choate, Hall & Stewart will not pass upon the security afforded by the Indenture and may rely as to such matters and all matters governed by admiralty law upon the opinion of Thompson Coburn referred to above. In giving such opinion with respect to the Registration Statement and Prospectus, Choate, Hall & Stewart may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification except as specified.

          (j) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

          (k) The Bonds shall have been rated "A-" or better by Standard & Poor's Corporation and "A3" or better by Moody's Investor Services, Inc.

          (l) The Underwriter shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

          (m) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

     9. Effectiveness of Agreement and Termination.

          (a) This Agreement shall become effective upon its execution and delivery by the parties hereto.

          (b) This Agreement may be terminated at any time on or prior to the Closing Date by the Underwriter by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Underwriter's reasonable judgment, is material and adverse and, in the Underwriter's reasonable judgment, makes it impracticable to market the Bonds on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the financial markets in the United States.

     10. Miscellaneous.

          (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Midland Enterprises, Inc., 300 Pike Street, Cincinnati, Ohio 45202, Attention: Vice President, Finance,
Tel.: (513) 721-4000 and (ii) if to the Underwriter, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Corporate Bond Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Bonds, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or directors of the Underwriter, any person controlling the Underwriter, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Bonds and payment for them hereunder and (iii) termination of this Agreement.

          (c) If for any reason the Bonds are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof. The Company also agrees to reimburse the Underwriter and its officers, directors and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) reasonably incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 7).

          (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, the Underwriter's directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement, and the respective successors and assigns of each of the foregoing, all as and to the extent provided in this

Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Bonds from the Underwriter merely because of such purchase.

          (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          (f) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.


                                                 Very truly yours,

                                                 MIDLAND ENTERPRISES INC. (the
                                                 "Company")



                                                 By:____________________________
                                                   Name:
                                                   Title:




DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION (the "Underwriter")



By:_____________________

   Name:
   Title:


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